Report of Independent Auditors


The Board of Directors
IDS Life Insurance Company of New York

We have audited the financial statements of IDS Life Insurance Company of New York (a wholly owned subsidiary of IDS Life Insurance Company) as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 and have issued our report thereon dated February 5, 1998 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules listed in Item 3 of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.


In our opinion, the financial statements schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.



Ernst & Young LLP
February 5, 1998
Minneapolis, Minnesota

IDS LIFE INSURANCE COMPANY OF NEW YORK
SCHEDULE I - CONSOLIDATED SUMMARY OF INVESTMENTS
OTHER THAN INVESTMENTS IN RELATED PARTIES ($ thousands)
AS OF DECEMBER 31, 1997


-----------------------------------------------------------------------------
Column A                             Column B     Column C      Column D

Type of Investment                    Cost        Value      Amount at which
                                                              shown in the
                                                              balance sheet
-----------------------------------------------------------------------------
Fixed maturities:
    Held to maturity:
        United States Government and
          government agencies and
          authorities (a)         $    59,543 $     59,954 $          59,543
        All other corporate bonds     476,108      503,025           476,108
                                   ----------  -----------  ----------------
             Total held to maturity   535,651      562,979           535,651

    Available for sale:
        United States Government and
          government agencies and
          authorities (b)             293,815      301,506           301,506
        States, municipalities and
           political subdivisions         104          114               114
        All other corporate bonds     289,043      301,956           301,956
                                    ----------  -----------  ----------------
             Total available for sale 582,962      603,576           603,576

Mortgage loans on real estate         178,826    XXXXXXXXX           178,826
Policy loans                           23,349    XXXXXXXXX            23,349
Other investments                         970    XXXXXXXXX               970
                                    ----------               ----------------

             Total investments    $ 1,321,758   $XXXXXXXXX   $     1,342,372
                                    ==========               ================

(a)- Includes mortgage-backed securities with a cost and market value of $55,853 and $56,011, respectively.
(b)- Includes mortgage-backed securities with a cost and market value of $293,815 and $301,506, respectively.
(c)- Includes mortgage-backed securities with a cost and market value of $7,488 and $7,764, respectively.


IDS LIFE INSURANCE COMPANY OF NEW YORK
SCHEDULE III - SUPPLEMENTARY INSURANCE INFORMATION ($ thousands)
FOR THE YEAR ENDED DECEMBER 31, 1997

 Column A   Column B    Column C  Column D  Column E Column F Column G   Column H    Column I       Column J   Column K

  Segment   Deferred    Future    Unearned  Other    Premium   Net        Benefits,   Amortization   Other      Premiums
            policy      policy    premiums  policy   revenue   investment claims,     of deferred    operating  written
            acquisition benefits,           claims             income*    losses and  policy         expenses*
            cost        losses,             and                           settlement  acquisition
                        claims and          benefits                      expenses    costs
                        loss                payable
                        expenses
-------------------------------------------------------------------------------------------------------------------------

Annuities  $68,386      $964,483   $    -      $  1,848 $     -   $ 89,268   $   495     $  12,266      $ 4,653      N/A



Life, DI and
Long-term Care
Insurance   58,228       198,213        -         2,165  12,376     17,006    10,969         4,935        5,567      N/A


-------------------------------------------------------------------------------------------------------------------------

Total      $126,614     $1,162,696 $    -      $  4,013 $12,376   $106,274   $11,464     $  17,201      $10,220      N/A

-------------------------------------------------------------------------------------------------------------------------

*Allocations of net investment income and other operating expenses are based on various assumptions and estimates.

IDS LIFE INSURANCE COMPANY OF NEW YORK
SCHEDULE IV - REINSURANCE ($ thousands)
FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

---------------------------------------------------------------------------------------------------
          Column A               Column B       Column C       Column D      Column E   Column F

                                Gross amount  Ceded to other  Assumed from     Net    % of amount
                                               companies     other companies  Amount  assumed to net

---------------------------------------------------------------------------------------------------
For the year ended
  December 31, 1997

Life insurance in force        $  4,209,990  $     220,798  $     303,263  $ 4,292,455        7.07%
===================================================================================================

Premiums:
  Life insurance & annuities   $      2,822  $         346  $          --  $    2,476         0.00%
  DI & long-term care insurance      10,658            759             --       9,899         0.00%
---------------------------------------------------------------------------------------------------
Total premiums                 $     13,480  $       1,105  $           0  $   12,375         0.00%
===================================================================================================

For the year ended
  December 31, 1996

Life insurance in force        $  3,707,618  $     203,963  $     345,943  $ 3,849,598         8.99%
===================================================================================================

Premiums:
  Life insurance & annuities   $      2,634  $         222  $          --  $    2,412         0.00%
  DI & long-term care insurance       8,651            132             --       8,519         0.00%
---------------------------------------------------------------------------------------------------
Total premiums                 $     11,285  $         354  $           0  $   10,931         0.00%
===================================================================================================

For the year ended
  December 31, 1995

Life insurance in force        $  3,110,745  $     163,462  $    392,106  $ 3,339,389       11.74%
===================================================================================================

Premiums:
  Life insurance & annuities   $      2,327  $         185  $          --  $    2,142         0.00%
  DI & long-term care insurance       7,221             83             --       7,138         0.00%
---------------------------------------------------------------------------------------------------
Total premiums                 $      9,548  $         268  $           0  $    9,280         0.00%
===================================================================================================



IDS LIFE INSURANCE COMPANY OF NEW YORK
SCHEDULE V - VALUATION AND QUALIFYING ACCOUNTS ($ thousands)
FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

-----------------------------------------------------------------------------------------------
        Column A                Column B                    Column C      Column D      Column E

                                           Additions
                               ---------------------------------
                               Balance at                  Charged to
      Description              Beginning    Charged to     Other Accounts-Deductions-   Balance at End
                               of Period  Costs & Expenses  Describe      Describe      of Period
-----------------------------------------------------------------------------------------------
For the year ended
  December 31, 1997
---------------------------
Reserve for Mortgage Loans .     $1,300      $  200        $    0        $    0        $1,500
Reserve for Fixed Maturities     $   49      $   96        $    0        $    0        $  145

For the year ended
  December 31, 1996
---------------------------
Reserve for Mortgage Loans .     $  445      $  855        $    0        $    0        $1,300
Reserve for Fixed Maturities     $   26      $   23        $    0        $    0        $   49

For the year ended
  December 31, 1995
---------------------------
Reserve for Mortgage Loans .     $  445      $    0        $    0        $    0        $  445
Reserve for Fixed Maturities     $    0      $   26        $    0        $    0        $   26